Exhibit 99.1

JDS UNIPHASE ANNOUNCES 2005 FIRST QUARTER RESULTS

Revenue Increases 11% Sequentially

San Jose, California, October 27, 2004 – JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU.NV) today reported results for the first quarter ended September 30, 2004.

Net revenue for the first quarter was $194.5 million, and net loss was $36.0 million, or $0.02 per share.  This compares to net revenue of $174.5 million and a net loss of $21.7 million, or $0.02 per share, reported in the fourth quarter of fiscal 2004, and to net revenue of $147.4 million and a net loss of $28.1 million, or $0.02 per share, for the first quarter ended September 30, 2003.

On a non-GAAP basis, net loss in the first quarter was $14.1 million, or $0.01 per share, as compared to a non-GAAP net loss of $11.9 million, or $0.01 per share, in the fourth quarter of fiscal 2004, and to a non-GAAP net loss of $13.5 million, or $0.01 per share, in the first quarter of fiscal 2004.

On a non-GAAP EBITDA basis (non-GAAP earnings before interest, taxes, depreciation and amortization), the Company lost $5.9 million for the quarter ended September 30, 2004, as compared to a loss of $6.8 million for the quarter ended June 30, 2004, and to a loss of  $18.7 million for the quarter ended September 30, 2003.

“Deliberate customer driven execution and improved operational control delivered strong sequential revenue growth for the fourth consecutive quarter,” said Kevin Kennedy, Chief Executive Officer of JDS Uniphase.  “We remain focused on profitability improvements, and believe we have initiated the necessary changes to enable JDS Uniphase to continue to compete and to be profitable in the global marketplace.”

Use of Non-GAAP Financial Measures

Non-GAAP net loss excludes restructuring and other realignment charges, the cumulative effect of an accounting change, amortization of purchased intangibles, reductions of long-lived assets,

JDS  Uniphase Corporation

acquisition-based stock compensation charges and other acquisition related charges, gains and losses on sale of subsidiaries’ assets, and gains and losses on investments.  Investors are encouraged to review the reconciliation of our non-GAAP financial results to the GAAP results as provided below.

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the users’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided in the “Non-GAAP Condensed Consolidated Statements of Operations” schedules below.

Financial Overview – First Quarter Ended September 30, 2004

•                  Communications Products Group net revenue grew 24% sequentially to $106.1 million, and represented 55% of net revenue.  Commercial and Consumer Products Group net revenue was flat sequentially, and represented $88.4 million, or 45% of net revenue.

•                  On a geographic basis, net revenue from North American customers represented 65% of net revenue. European and Asia-Pacific customers represented 18% and 17% of net revenue, respectively.

•                  GAAP gross margin was 22% of net revenue, and non-GAAP gross margin was 23% of net revenue.

•                  GAAP operating expenses were $76.2 million, representing 39% of net revenue.  Non-GAAP operating expenses were $60.5 million, or 31% of net revenue.

•                  The Company held $1,463.3 million in cash, cash equivalents and short-term investments at the end of the first quarter, of which approximately $1,401.8 million was cash, money market and other highly liquid fixed income securities.  The Company used approximately $59.8 million in cash from operations, including $9.2 million used for restructuring and realignment payments.  Acquisition related activity consumed approximately $11.9 million in net cash.

Business Outlook

Management provided the following financial guidance.  For the quarter ending December 31, 2004, the company expects:

•                  Coming off a strong revenue performance in fiscal Q1, we expect revenue in the range of down 8% to flat;

•                  As a percentage of revenue, non-GAAP gross margin is expected to be in the low twenties.

•                  Non-GAAP EBITDA to be in the range of a loss of $10 million to a loss of $16 million, depending on revenue levels and variations in costs and product mix; and

•                  Non-GAAP loss per share is expected to be one cent.

This outlook excludes items which, depending upon actual results, may be required by GAAP, such as restructuring and related costs, acquisition related costs, amortization of purchased intangibles, reductions of goodwill and other long-lived assets, and gains and losses on investments, the likelihood and amount of which are uncertain at this time.

Conference Call

The Company will discuss these results and other related matters at 2:00 p.m. Pacific Time on October 27, 2004 in a live webcast, which will also be archived for replay on the Company’s website at www.jdsu.com/investors.  This press release is being furnished as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov shortly after it becomes public.

About JDS Uniphase

JDS Uniphase Corporation designs and manufactures products for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications.   The Company offers components, modules and subsystems for data communications, telecommunications and cable television, display, product and document authentication, medical/environmental instrumentation, decorative, aerospace and defense applications. More information is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) statements or implications regarding the Company’s ability to compete and be profitable or the expected timing of benefits from changes made to improve the Company, its business, or its profitability; (ii) any anticipation or guidance as to future financial performance, including expected revenue levels, non-GAAP gross margin, non-GAAP EBITDA projections, and non-GAAP earnings per share projections; and (iii) the Company’s beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company’s ongoing cost improvement efforts may not be successful in achieving their expected benefits (including, among other things, market uncertainty, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs related to product transfers to lower cost manufacturing locations, and execution concerns; (ii) the Company’s ability to predict financial performance for future periods continues to be difficult; and (iii) ongoing efforts to design and introduce products that meet customers’ future needs and to manufacture such products at competitive costs, and with acceptable quality and profitability, may not be successful.

For more information on these and other risks affecting the Company’s business, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information:

Investors:  Ms. Jacquie Ross, Director of Investor Relations, 408-546-5000, jacquie.ross@jdsu.com

Press: Mr. Gerald Gottheil, Director of Corporate Marketing and Communications, 408-546-4400, gerald.gottheil@jdsu.com

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per-share data)

(unaudited)

	Three Months Ended
	September 30, 2004	September 30, 2003

Net revenue	$194.5	$147.4
Cost of sales	151.6	115.6
Gross profit	42.9	31.8
Operating expenses:
Research and development	24.5	24.7
Selling, general and administrative	37.2	41.0
Amortization of other intangibles	4.7	3.9
Reduction of other long-lived assets	4.5	4.9
Restructuring charges	5.3	(3.6)
Total operating expenses	76.2	70.9
Loss from operations	(33.3)	(39.1)
Interest and other income, net	2.7	2.9
Gain on sale of investments	0.3	0.6
Reduction in fair value of investments	(2.3)	(1.3)
Loss on equity method investments	(2.9)	(1.2)
Loss before income taxes	(35.5)	(38.1)
Income tax expense (benefit)	0.5	(12.9)
Loss before cumulative effect of an accounting change	(36.0)	(25.2)
Cumulative effect of an accounting change	—	(2.9)
Net loss	$(36.0)	$(28.1)

Net loss per share - basic and diluted	$(0.02)	$(0.02)
Shares used in per-share calculation - basic and diluted	1,442.4	1,433.4

JDS UNIPHASE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

	September 30, 2004	June 30, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$394.4	$327.5
Short-term investments	1,068.9	1,221.2
Accounts receivable, less allowance for doubtful accounts of $12.5 at September 30, 2004 and $11.8 at June 30, 2004	128.8	112.7
Inventories	126.2	125.0
Refundable income taxes	5.8	5.8
Other current assets	54.4	59.5
Total current assets	1,778.5	1,851.7
Property, plant and equipment, net	190.7	195.6
Deferred income taxes	6.1	12.0
Goodwill	214.7	204.8
Other intangibles, net	83.3	81.4
Long-term investments	38.1	42.4
Other assets	3.9	4.3
Total assets	$2,315.3	$2,392.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58.7	$74.1
Accrued payroll and related expenses	36.9	38.4
Income taxes payable	35.0	33.5
Deferred income taxes	6.1	12.0
Restructuring accrual	80.2	84.2
Warranty accrual	23.0	25.1
Other current liabilities	72.3	80.7
Total current liabilities	312.2	348.0
Long-term debt	465.2	464.7
Other non-current liabilities	8.3	8.4
Stockholders’ equity:
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	68,583.9	68,577.1
Accumulated deficit	(67,048.0)	(67,012.0)
Accumulated other comprehensive income	(7.7)	4.6
Total stockholders’ equity	1,529.6	1,571.1
Total liabilities and stockholders’ equity	$2,315.3	$2,392.2

JDS UNIPHASE CORPORATION

REPORTABLE SEGMENT INFORMATION

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2004	September 30, 2003

Communications Products Group:
Net revenue	$106.1	$74.3
Intersegment revenue	—	—
Net revenue from external customers	106.1	74.3

Operating loss	(10.3)	(10.8)

Commercial and Consumer Products Group
Net revenue	88.4	74.0
Intersegment revenue	—	(0.9)
Net revenue from external customers	88.4	73.1

Operating income	14.3	9.0

Total net revenue	194.5	147.4

Operating income (loss) by reportable segments	4.0	(1.8)
All other operating income (loss)	(20.3)	(27.5)
Unallocated amounts:
Acquisition-related charges and amortization of intangibles	(4.7)	(5.1)
Reduction of other long-lived assets	(4.5)	(4.9)
Restructuring charges	(5.3)	3.6
Other realignment charges	(2.5)	(3.4)
Interest and other income, net	2.7	2.9
Gain on sale of investments	0.3	0.6
Reduction in fair value of investments	(2.3)	(1.3)
Loss on equity method investments	(2.9)	(1.2)
Loss before income taxes and cumulative effect of an accounting change	$(35.5)	$(38.1)

JDS UNIPHASE CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per-share data)

(unaudited)

	Three Months Ended September 30, 2004
	As Reported	Reconciling Items	Non-GAAP*
Net revenue	$194.5	$—	$194.5
Cost of sales	151.6	(1.3)	150.3
Gross profit	42.9	1.3	44.2
Operating expenses:
Research and development	24.5	—	24.5
Selling, general and administrative	37.2	(1.2)	36.0
Amortization of other intangibles	4.7	(4.7)	—
Reduction of other long-lived assets	4.5	(4.5)	—
Restructuring charges	5.3	(5.3)	—
Total operating expenses	76.2	(15.7)	60.5
Loss from operations	(33.3)	17.0	(16.3)
Interest and other income, net	2.7	—	2.7
Gain on sale of investments	0.3	(0.3)	—
Reduction in fair value of investments	(2.3)	2.3	—
Loss on equity method investments	(2.9)	2.9	—
Loss before income taxes	(35.5)	21.9	(13.6)
Income tax expense	0.5	—	0.5
Net loss	$(36.0)	$21.9	$(14.1)
Net loss per share - basic and diluted	$(0.02)		$(0.01)
Shares used in per-share calculation - basic and diluted	1,442.4		1,442.4

	Three Months Ended September 30, 2003
	As Reported	Reconciling Items	Non-GAAP**
Net revenue	$147.4	$—	$147.4
Cost of sales	115.6	(1.2)	114.4
Gross profit	31.8	1.2	33.0
Operating expenses:
Research and development	24.7	(0.6)	24.1
Selling, general and administrative	41.0	(2.8)	38.2
Amortization of other intangibles	3.9	(3.9)	—
Reduction of other long-lived assets	4.9	(4.9)	—
Restructuring charges	(3.6)	3.6	—
Total operating expenses	70.9	(8.6)	62.3
Loss from operations	(39.1)	9.8	(29.3)
Interest and other income, net	2.9	—	2.9
Gain on sale of investments	0.6	(0.6)	—
Reduction in fair value of investments	(1.3)	1.3	—
Loss on equity method investments	(1.2)	1.2	—
Loss before income taxes and cumulative effect of an accounting change	(38.1)	11.7	(26.4)
Income tax expense (benefit)	(12.9)	—	(12.9)
Loss before cumulative effect of an accounting change	(25.2)	11.7	(13.5)
Cumulative effect of an accounting change	(2.9)	2.9	—
Net loss	$(28.1)	$14.6	$(13.5)
Net loss per share - basic and diluted	$(0.02)		$(0.01)
Shares used in per-share calculation - basic and diluted	1,433.4		1,433.4

* Non-GAAP results for the three months ended September 30, 2004 exclude a $5.3 million expense for restructuring and $2.5 million in other realignment charges; $4.5 million decrease in the value of other long lived assets; $4.7 million of amortization of intangibles;  $0.3 million gain on sale of investments; $2.3 million reduction in fair value of investments and $2.9 million loss on equity method investments.

** Non-GAAP results for the three months ended September 30, 2003 exclude a $3.6 million benefit from adjustments to restructuring and $3.4 million in other charges associated with the Global Realignment Program; $4.9 million expense for goodwill and other long-lived assets; $1.2 million of stock-based compensation charges; $3.9 million of amortization of intangibles; $0.6 million gain on sale of investments; $1.3 million reduction in fair value of investments, $1.2 million loss on equity method investments and $2.9 million cumulative effect of an accounting change representing the cumulative depreciation on assets previously held under a synthetic lease agreement, which the Company purchased during the quarter.

ADDITIONAL SELECTED FINANCIAL INFORMATION

Following is a reconciliation of non-GAAP loss from operations to non-GAAP EBITDA

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2004	June 30, 2004	September 30, 2003

Non-GAAP loss from operations	$(16.3)	$(16.2)	$(29.3)
Add back depreciation expense	10.4	9.4	10.6
Non-GAAP EBITDA	$(5.9)	$(6.8)	$(18.7)